UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

West Bay BDC LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01758	99-1657525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 655-4419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2025, each of Karole Dill Barkley and Tracy Grooms notified the board of directors (the “Board”) of West Bay BDC LLC (the “Company”) of her intent to resign from the Board and all committees thereof, effective as of December 31, 2025. Neither Ms. Dill Barkley’s nor Ms. Grooms’s resignation is the result of any disagreement with the Company. The Company and the Board are grateful to Ms. Dill Barkley and Ms. Grooms for their service and look forward to their continued contributions through the remainder of their tenure on the Board.

On October 31, 2025, the Board elected each of Richard A. Mark and Timothy J. Leach to serve as an independent director of the Company and a member of the Audit Committee, the Governance and Nominating Committee, the Compliance Committee and the Contract Review Committee of the Company, effective as of the close of business on December 31, 2025. The Board also elected Mr. Mark to serve as chair of the Audit Committee, effective as of the close of business on December 31, 2025, and determined that he is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended).

Neither Mr. Leach nor Mr. Mark has any family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which either Mr. Leach or Mr. Mark has, or will have, a material interest subject to Item 404(a) of Regulation S-K.

Mr. Leach’s biographical information as of the date of this report is as follows:

Timothy J. Leach. Mr. Leach is retired. Mr. Leach serves as a member and Chairperson of the board of directors of Goldman Sachs BDC, Inc. and Goldman Sachs Private Credit Corp. Mr. Leach has served as chair of the board of directors of MN8 Energy Inc. (f/k/a Goldman Sachs Renewable Power LLC), a renewable energy producer, since 2021. From 2008 until his retirement in July 2016, Mr. Leach served as chief investment officer of US Bank Wealth Management. Prior to joining US Bank, Mr. Leach held senior management positions with U.S. Trust Company and various investment advisers and asset managers, including Wells Fargo Private Investment Advisors, Wells Fargo Alternative Asset Management, ABN Amro Global Asset Management, ABN Amro Asset Management (USA) and Qualivest Capital Management. Based on the foregoing, Mr. Leach is experienced with financial and investment matters, which we believe makes him well qualified to serve on the Board.

Mr. Mark’s biographical information as of the date of this report is as follows:

Richard A. Mark. Mr. Mark is retired. Mr. Mark serves on the board of directors and as the chair of the audit committee of Goldman Sachs BDC, Inc. and Goldman Sachs Private Credit Corp. He also serves on the board of directors of Goldman Sachs Private Middle Market Credit II LLC. In addition, effective as of the close of business on December 31, 2025, he will serve as the chair of the audit committee of Goldman Sachs Private Middle Market Credit II LLC and on the board of directors and as the chair of the audit committee of Silver Capital Holdings LLC and Phillip Street Middle Market Lending Fund LLC. Prior to his retirement in 2015, Mr. Mark was a partner at Deloitte & Touche LLP, most recently leading the corporate development function of the advisory business of Deloitte. Mr. Mark began his career at Arthur Andersen & Co. and held various positions with Arthur Andersen, including audit partner, before joining Deloitte in 2002. Since November 2020, Mr. Mark has served on the board of directors of Viatris Inc. (“Viatris”), a global pharmaceuticals company. Prior to the closing of the transaction that combined Mylan N.V. and Pfizer Inc.’s off-patent branded and generic established medicines business, which resulted in the formation of Viatris, Mr. Mark served on the board of directors of Mylan N.V. from June 2019 until November 2020. Mr. Mark also served from July 2015 until August 2016 as chairperson of the board of directors and as a member of the audit committee of Katy Industries, Inc., a manufacturer, importer and distributor of commercial cleaning and consumer storage products. Since December 2021, Mr. Mark has served on the board of directors of the Home Centered Care Institute, a nonprofit organization focused on scaling home-based primary care. From May 2016 to December 2021, Mr. Mark served as a director of Almost Home Kids, an affiliate of Lurie Children’s Hospital of Chicago, which provides care to children with complicated health needs. Mr. Mark is a certified public accountant. Based on the foregoing, Mr. Mark is experienced with accounting, financial and investment matters, which we believe makes him well qualified to serve on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bay BDC LLC
(Registrant)
Date: November 3, 2025	By:	/s/ Vivek Bantwal
	Name:	Vivek Bantwal
	Title:	Co-Chief Executive Officer

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer